UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2016

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-839-8800

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On September 15, 2016, Grandparents.com, Inc. (the “Company”) and VB Funding, LLC (the “Lender”) entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), which amends and restates that certain Credit Agreement, dated as of July 8, 2015, as amended (the “Original Credit Agreement”), which Original Credit Agreement provided for a multi-draw term loan credit facility (the “Original Loan”) in an aggregate amount of $8,000,000. The Original Loan was advanced in two disbursements, with an initial disbursement of $5,000,000 (which included $1,000,000 previously funded on May 18, 2015) at the time of closing of the Original Credit Agreement on July 8, 2015, and a second disbursement in the amount of $3,000,000 on December 31, 2015.

The Amended and Restated Credit Agreement will provide two additional advances (the “Additional Advances,” and, together with the Original Loan, the “Loan”) in an aggregate amount not to exceed $2,950,000. The Additional Advances will be advanced in two disbursements, with a disbursement in the amount of $950,000 at the time of the closing of the Amended and Restated Credit Agreement, and a second disbursement in the amount of $2,000,000 when certain conditions are satisfied.

The Company intends to use borrowings under the Amended and Restated Credit Agreement to fund the operations of the Company and to pay fees and expenses relating to the Amended and Restated Credit Agreement and related transactions. The Company is subject to certain customary limitations, including the ability to incur additional debt, make certain investments and acquisitions, and make certain restricted payments, including stock repurchases and dividends. The Amended and Restated Credit Agreement includes usual and customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

Outstanding indebtedness under the Loan may be voluntarily prepaid at any time, subject to the payment of interest accruing through maturity. The indebtedness under the Loan otherwise matures on October 1, 2031 and bears interest at the following rates per annum, payable in cash on a quarterly basis: 1% for the first year of the Loan, 2% for the second year of the Loan, 3% for the third year of the Loan, 12% for the fourth year of the Loan and 15% thereafter.

The Loan is secured by a security interest in the Company’s and certain of its subsidiaries’ assets, and each such subsidiary has guaranteed the repayment of the Loan.

At the time of closing of the Amended and Restated Credit Agreement, the number of directors serving on the Company’s board of directors increased to seven, and all persons serving as directors must be acceptable to the Lender. The two additional board seats are vacant as of the closing under the Amended and Restated Credit Agreement.

Securities Purchase Agreements

Common Stock

The Company and the Lender also entered into a securities purchase agreement (the “Common Stock Purchase Agreement”) simultaneously with the Amended and Restated Credit Agreement, pursuant to which the Lender agreed to and did purchase 70,000,000 shares of common stock of the Company, at a price per share of $0.015, for an aggregate purchase price of $1,050,000.

Series D Convertible Preferred Stock

Simultaneously with the Amended and Restated Credit Agreement, the Company and the Lender also entered into a securities purchase agreement (the “Preferred Stock Purchase Agreement”), which provides the Lender with the right to purchase a total of 1,500,000 shares of Series D Convertible 12% Preferred Stock of the Company for a total price of $1,000,000, convertible into an aggregate of 1,833,000,000 shares of common stock of the Company, as may be adjusted from time to time as provided in the Certificate (as defined below). Among other conditions to the closing of the sale of shares of Series D Convertible 12% Preferred Stock of the Company, the Company will file a Certificate of Designation, Preferences and Rights of Series D Convertible 12% Preferred Stock (the “Certificate”). The Certificate specifies that from and after the date of the issuance of any shares of Series D Convertible 12% Preferred Stock, dividends at the rate per annum of $0.08 per share (which represents 12% per annum) will accrue on such shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Convertible 12% Preferred Stock) (the “Accruing Dividends”). Accruing Dividends will accrue from day to day, whether or not declared, and will be cumulative, provided, however, that except as provided for in certain circumstances, Accruing Dividends will only be payable when, as, and if declared by the board of directors of the Company and the Company will be under no obligation to pay such Accruing Dividends.

Amended and Restated Registration Rights Agreement

In connection with the Common Stock Purchase Agreement and the Preferred Stock Purchase Agreement, the Company also entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with the Lender. The Amended and Restated Registration Rights Agreement provides, among other things, that the Lender may require that the Company file a “resale” registration statement under the Securities Act of 1933, as amended, for the offer and sale of all of the common stock issued or to be issued to the Lender pursuant to the Loan, the Common Stock Purchase Agreement, the Preferred Stock Purchase Agreement and any warrants.

Amendments to Employment Agreements

On September 15, 2016, the Company entered into an amendment (the “Leber Amendment”) to the Executive Employment Agreement, dated June 25, 2014, by and between the Company and Steve Leber (the “Leber Agreement”). Pursuant to the terms of the Leber Amendment, following the issuance of the Series D Convertible 12% Preferred Stock of the Company, the Company may change Mr. Leber’s office and position from Chief Executive Officer to Vice Chairman. At such time, Mr. Leber’s annual base salary will be reduced to $250,000. In addition, the initial term of Mr. Leber’s employment will expire on August 31, 2019, and Mr. Leber has agreed to waive all renewal options or periods provided for in the Leber Agreement. Mr. Leber has also agreed that in the event he receives a severance payment pursuant to the Leber Agreement, such severance payment shall be payable in twelve equal monthly installments instead of as a lump sum cash payment, and has agreed to waive the one-time payment of certain fees to which he was entitled pursuant to the Leber Agreement as the result of the transactions discussed above.

Also on September 15, 2016, the Company entered into an amendment (the “Lazarus Amendment”) to the Executive Employment Agreement, dated December 9, 2013, by and between the Company and Lee Lazarus (the “Lazarus Agreement”). Pursuant to the terms of the Lazarus Amendment, the term of Mr. Lazarus’s employment will expire on August 31, 2019, and Mr. Lazarus has agreed that any subsequent renewals will no longer be automatic, but will instead be subject to the mutual agreement of the Company and Mr. Lazarus. Mr. Lazarus has also agreed that in the event he receives a severance payment pursuant to the Lazarus Agreement, such severance payment shall be payable in twelve equal monthly installments instead of as a lump sum cash payment. Mr. Lazarus has agreed to waive the one-time payment of certain fees to which he was entitled pursuant to the Lazarus Agreement as the result of the transactions discussed above.

The foregoing descriptions of the Amended and Restated Credit Agreement, the Common Stock Purchase Agreement, the Preferred Stock Purchase Agreement, the Amended and Restated Registration Rights Agreement, the Leber Amendment and the Lazarus Amendment do not purport to be complete and are qualified in their entirety by reference to the aforementioned documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On September 15, 2016, the Company and Mel Harris agreed to terminate that certain consulting agreement, dated July 1, 2014, by and between the Company and Mel Harris. Mr. Harris will remain a member of the Company’s board of directors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion of the Amended and Restated Credit Agreement, Common Stock Purchase Agreement, Preferred Stock Purchase Agreement and Amended and Restated Registration Rights Agreement in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the discussion of the Amended and Restated Credit Agreement, Common Stock Purchase Agreement, Preferred Stock Purchase Agreement and Amended and Restated Registration Rights Agreement in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

In issuing the securities described above, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Reference is made to the discussion of the potential change in Mr. Leber’s office and position from Chief Executive Officer to Vice Chairman in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

(e)

Reference is made to the discussion of each of the Leber Amendment and the Lazarus Amendment in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of September 15, 2016, among Grandparents.com, Inc., VB Funding, LLC and each other lender from time to time party thereto.

10.2	Securities Purchase Agreement, dated as of September 15, 2016, by and between Grandparents.com, Inc. and VB Funding, LLC.

10.3	Securities Purchase Agreement, dated as of September 15, 2016, by and between Grandparents.com, Inc. and VB Funding, LLC.

10.4	Amended and Restated Registration Rights Agreement, dated as of September 15, 2016, by and between Grandparents.com, Inc. and VB Funding, LLC.

10.5	Amendment to Executive Employment Agreement, by and between the Company and Steve Leber, dated September 15, 2016

10.6	Amendment to Executive Employment Agreement, by and between the Company and Lee Lazarus, dated September 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2016	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer